Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
January 25, 2006		(813) 282-1225
FOR IMMEDIATE RELEASE

OUTBACK STEAKHOUSE, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, January 25, 2006 -- The Board of Directors of Outback Steakhouse, Inc. (NYSE: OSI) at its regular meeting held on January 24, 2006, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on March 3, 2006 to shareholders of record as of February 17, 2006.

The Outback Steakhouse, Inc. restaurant system operates 915 Outback Steakhouses, 200 Carrabba's Italian Grills, 90 Bonefish Grills, 39 Fleming’s Prime Steakhouse and Wine Bars, 20 Roy’s, four Paul Lee’s Chinese Kitchens, three Lee Roy Selmon’s and 27 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.

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